FOR IMMEDIATE RELEASE

Friday, January 27, 2006

Gannett Co., Inc. Releases December Statistical Report

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that total pro forma operating revenues for the twelfth period ended December 25, 2005 were flat resulting from year-over-gains in national advertising and higher advertising demand at its broadcasting segment offset, in part, by lower ad demand at its UK properties. For comparison purposes, the decline in the exchange rate of Sterling year-over-year affected results for the company's UK operations. If the exchange rate had remained constant year-over-year, total pro forma operating revenues would have increased 1.4 percent for the period.

December

Pro forma (assuming that all properties presently owned were owned in both periods) newspaper advertising revenues in December declined slightly compared with 2004's twelfth period on a 3.4 percent decline in ROP volume and a 1.3 percent increase in preprint distribution. If the exchange rate had remained constant year-over-year, total pro forma newspaper advertising revenues would have increased 1.1 percent. Domestic newspaper advertising revenue increased 2.1 percent in December.

Pro forma local advertising revenues were 0.7 percent lower on a 3.3 percent decline in ROP ad volume in December. In the U.S., local advertising was up almost 1 percent with the performance of the company's small and medium-sized advertisers outpacing the revenue performance of its largest advertisers. Across all products in the U.S., local ad revenue gains were achieved in the health, financial and home improvement categories while the department store, furniture, entertainment, grocery and telecommunications categories lagged last year's comparable period. On a constant currency basis, pro forma local advertising would have been up slightly.

Pro forma classified revenues declined 2.1 percent in the twelfth period on a 3.8 percent decline in ROP ad volume. On a constant currency basis, pro forma classified revenues would have been up almost 1 percent for December. Real estate revenues were up 13.2 percent, employment revenues rose 1.2 percent, while automotive declined 19.9 percent compared to last year's twelfth period. On a constant currency basis, real estate and employment revenues would have increased 16.5 percent and 4.5 percent, respectively, while automotive would have been 17.7 percent lower. Overall, the company's domestic classified results were better than its UK results. In the U.S., pro forma classified revenues increased 3.2 percent comprised of a 17.5 percent increase in real estate revenues and a 15.3 percent increase in employment revenues in the twelfth period while automotive declined 17.0 percent.

Pro forma national advertising revenues in December were 3.1 percent higher on a slight decrease in ad volume. National volume at the company's local domestic newspapers declined1.2 percent in the period. At USA TODAY, advertising revenues were 13.0 percent higher on a

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1.2 percent decline in paid ad pages to 429 from 434. For the twelfth period, at USA TODAY, the technology, automotive, telecommunications, advocacy and financial categories were very positive while the retail, entertainment and travel categories lagged results for the same period in 2004. On a constant currency basis, national advertising would have been up 3.8 percent for the twelfth period.

Pro forma broadcasting revenues, which include Captivate, rose 5.1 percent in the period. Television revenues were 5.5 percent higher with national revenues and local revenues up 6.0 percent and 3.6 percent, respectively.

Fourth Quarter

For the fourth quarter of 2005, total pro forma operating revenues were 1.9 percent lower and would have been down 1.1 percent on a constant currency basis.

Newspaper advertising revenues, on a pro forma basis, for the fourth quarter declined 1.0 percent and would have been down slightly on a constant currency basis. The company's U.S. results were stronger than its UK results as domestic newspaper advertising revenues were up 1.2 percent in the quarter.

For the fourth quarter, pro forma local advertising was down 1.1 percent and would have been 0.6 percent lower on a constant currency basis. Local advertising in the U.S. for the quarter was down slightly.

Pro forma classified revenues for the quarter declined 1.2 percent and on a constant currency basis would have been up 0.4 percent. Real estate revenues were 8.4 percent higher, employment was up 0.4 percent, while auto was down 16.3 percent. On a constant currency basis for the quarter, real estate and employment would have been up 10.2 percent and 2.2 percent, respectively, while auto would have been 15.1 percent lower. For the quarter, classified revenues were up 3.9 percent in the U.S. with both employment and real estate revenues up 13.8 percent while automotive was down 15.3 percent.

Pro forma national advertising was down slightly for the fourth quarter. If the exchange rate had remained constant year-over-year, national advertising would have been unchanged. At USA TODAY advertising revenues rose 2.1 percent in the fourth quarter on a 6.8 percent decline in paid advertising pages to 1,226 compared to 1,315 in the year-ago period. For the full year, USA TODAY's ad revenues were almost 1 percent higher than last year while paid pages numbered 4,499 versus 4,763 last year.

Pro forma broadcasting revenues declined 11.0 percent and television revenues were 11.7 percent lower for the quarter. Based on current pacings, television revenues for the first quarter of 2006 would be ahead of last year's first quarter results in the high single digits, reflecting primarily the impact of ad demand related to the Winter Olympic Games on our NBC affiliates in February of 2006.

In addition to the revenue and statistical summary, attached is a chart which shows the consolidated Gannett Online audience share for December from Nielsen//NetRatings. In

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December, Gannett's domestic Websites had approximately 21 million unique visitors reaching 13.5 percent of the Internet audience. Newsquest is also an Internet leader in the UK where its network of Web sites attracted more than 31 million monthly page impressions from more than 2.7 million unique users.

On December 1, 2005, Gannett Co., Inc., and MediaNews Group, Inc. announced an agreement to expand their Texas-New Mexico Newspapers Partnership to include four newspapers in Pennsylvania. The transaction closed on December 25, 2005. Gannett contributed the Public Opinion of Chambersburg, PA to the partnership. MediaNews Group contributed the York Daily Record and York Sunday News, the Lebanon Daily News of Lebanon and the Evening Sun of Hanover. The York Daily Record and York Sunday News continue to operate under the terms of a JOA which includes the York Dispatch. As a result of this transaction, the company's ownership interest was reduced and Media News became the managing partner. Beginning in the first period of 2006, the Texas-New Mexico Newspapers Partnership will no longer be consolidated on the company's financial statements and the company's interest in the partnership will be included in other revenues.

On August 3, 2005, the company and MediaNews Group announced the reorganization of the Detroit Newspaper Agency. As part of the transaction, Knight Ridder sold its newspaper interests in Detroit to Gannett and MediaNews Group and the two newspaper publishers formed the Detroit Newspaper Partnership, L.P. MediaNews Group acquired The Detroit News from Gannett and Gannett acquired the Detroit Free Press. Detroit's results have been fully consolidated in the financial statements of Gannett along with a minority interest charge for MediaNews Group's interest.

In a separate transaction on August 29, 2005, the company completed an exchange of assets with Knight Ridder, Inc. in which Knight Ridder received from Gannett The (Boise) Idaho Statesman, and two newspapers in the state of Washington: The (Olympia) Olympian, and The Bellingham Herald. In return, Gannett received the Tallahassee (FL) Democrat and cash consideration. Therefore, all previously reported results for the former Gannett properties have been reclassified to income from discontinued operations. In addition, a gain resulting from the exchange has been included in discontinued operations.

The pro forma advertising and circulation revenue statistics include the results for Exchange & Mart and Auto Exchange (acquired in September 2005), Tallahassee (acquired August 29, 2005), 100 percent of the Detroit Newspaper Partnership (established August 2005), Mint Magazine (acquired in July 2005), HomeTown Communications (acquired in late March 2005), Captivate (acquired in April 2004) and NurseWeek (acquired in February 2004). The pro forma other revenue statistics include the results for PointRoll, Inc. (acquired in June 2005). Ad linage for Newsquest, Clipper and NurseWeek are not included in the ad volume statistics. Circulation volume numbers for Newsquest's paid daily newspapers are included in the enclosed statistics, but volume from unpaid daily and non-daily publications is not included in the circulation volume statistics. The revenue and statistical data related to the former Gannett owned newspapers in Bellingham (WA), Olympia (WA) and Boise (ID) has been excluded from all periods presented.

Gannett Co., Inc. is a leading international news and information company that publishes 91 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily

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newspaper. The company also owns more than 1,000 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 21 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Contact:

Jeff Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY
                         Period 12 (Nov. 28 - Dec. 25, 2005)
                                                                          %
                              2005            2004           CHANGE    CHANGE
REVENUES:
Advertising:
Local                  $   211,819,000 $   213,319,000 $    (1,500,000)  (0.7)
National                    79,393,000      77,011,000       2,382,000    3.1
Classified                 144,855,000     147,982,000      (3,127,000)  (2.1)
         ---------------  -------------  -------------   ----
Total Advertising      $   436,067,000 $   438,312,000 $    (2,245,000)  (0.5)
Circulation                104,696,000     107,199,000      (2,503,000)  (2.3)
Other revenue               39,934,000      38,314,000       1,620,000    4.2
Broadcasting                59,401,000      56,534,000       2,867,000    5.1
         ---------------  -------------  -------------   ----
Total Revenue          $   640,098,000 $   640,359,000 $      (261,000)  (0.0)
         ===============  =============  =============   ====

VOLUME:
Newspaper Inches:
Local                        3,274,919       3,388,159        (113,240)  (3.3)
National                       356,778         357,402            (624)  (0.2)
Classified                   3,922,723       4,076,266        (153,543)  (3.8)
         ---------------  -------------  -------------   ----
Total ROP                    7,554,420       7,821,827        (267,407)  (3.4)
         ===============  =============  =============   ====
Preprint Distribution
(in thousands)               1,354,997       1,337,873          17,124    1.3
                       ===============  =============  =============   ====

NET PAID CIRCULATION:
Morning (w/USAT)             6,999,864       7,122,727        (122,863)  (1.7)
Evening                        900,494         937,747         (37,253)  (4.0)
         ---------------  -------------  -------------   ----
Total Daily                  7,900,358       8,060,474        (160,116)  (2.0)
         ===============  =============  =============   ====
Sunday                       6,416,291       6,695,800        (279,509)  (4.2)
         ===============  =============  =============   ====

                         Year-to-Date through Dec. 25, 2005
                                                                          %
                              2005            2004           CHANGE    CHANGE
REVENUES:
Advertising:
Local                  $ 2,311,881,000 $ 2,273,940,000 $    37,941,000    1.7
National                   861,069,000     855,859,000       5,210,000    0.6
Classified               2,239,521,000   2,197,343,000      42,178,000    1.9
         ---------------  -------------  -------------   ----
Total Advertising      $ 5,412,471,000 $ 5,327,142,000 $    85,329,000    1.6
Circulation              1,327,904,000   1,334,066,000      (6,162,000)  (0.5)
Other revenue              451,632,000     413,903,000      37,729,000    9.1
Broadcasting               736,453,000     824,202,000     (87,749,000) (10.6)
         ---------------  -------------  -------------   ----
Total Revenue          $ 7,928,460,000 $ 7,899,313,000 $    29,147,000    0.4
         ===============  =============  =============   ====
VOLUME:
Newspaper Inches:
Local                       36,817,084      37,706,387        (889,303)  (2.4)
National                     4,256,976       4,465,264        (208,288)  (4.7)
Classified                  58,173,027      59,406,041      (1,233,014)  (2.1)
         ---------------  -------------  -------------   ----
Total ROP                   99,247,087     101,577,692      (2,330,605)  (2.3)
         ===============  =============  =============   ====
Preprint Distribution
 (in thousands)             12,868,072      12,657,070         211,002    1.7
         ===============  =============  =============   ====
NET PAID CIRCULATION:
Morning (w/USAT)             7,224,214       7,395,034        (170,820)  (2.3)
Evening                        923,495         963,652         (40,157)  (4.2)
         ---------------  -------------  -------------   ----
Total Daily                  8,147,709       8,358,686        (210,977)  (2.5)
         ===============  =============  =============   ====
Sunday                       6,576,868       6,791,572        (214,704)  (3.2)
         ===============  =============  =============   ====
Note: The above revenue amounts and statistics have been restated to include all companies presently owned, including the Exchange & Mart and Auto Exchange
(non-daily publications acquired in September 2005), the Tallahassee Democrat
(acquired August 29, 2005), 100% of the Detroit Newspaper Partnership
(established August 2005), Mint Magazine (acquired in July 2005),
PointRoll, Inc. (acquired in June 2005), HomeTown Communications (acquired in late March 2005), Captivate (acquired in April 2004) and NurseWeek (acquired in
February 2004).  PointRoll is a marketing services company with a suite of media products that delivers enhanced online marketing opportunities for advertisers, agencies and online publishers.  PointRoll is included above in Other revenue.
The Tallahassee (FL) Democrat is published in the morning and has an average daily paid circulation of 52,000 (Sunday - 68,000). HomeTown is a community publishing company with one daily newspaper, 62 non-daily community newspapers,
24 community telephone directories and other specialty and niche publications.
Captivate is a national news and entertainment network that delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers.  Captivate is included above in Broadcasting revenue.  NurseWeek is a multimedia company with print publications focused on the recruitment, recognition and education of nurses.  The revenue and statistical data related to the former Gannett owned newspapers in Bellingham
(WA), Olympia (WA) and Boise (ID) has been excluded from all periods presented.
Operating results from the company's newspaper in Tucson, which participates in a joint operating agency, are accounted for under the equity method of accounting and are reported as a single amount in other operating revenues.  Advertising linage statistics from this newspaper are not included above, however, circulation volume statistics are included.
Newsquest is a regional newspaper publisher in the United Kingdom with more than
300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's 17 paid daily newspapers are included above.
Circulation volume statistics for Sunday Herald are included above in the Sunday statistics.  Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for Newsquest publications is not reflected above.
Circulation volume statistics for Detroit Free Press, a morning newspaper, are reflected above.  Circulation volume statistics for The Detroit News, an evening newspaper, are not reflected above.  Circulation volume and advertising linage statistics for non-daily products, including NurseWeek and Clipper Magazine are not reflected above.

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY
                          4th Quarter 2005 (Sept. 26 - Dec. 25, 2005)
                                                                          %
                              2005            2004           CHANGE    CHANGE
REVENUES:
Advertising:
Local                  $   640,793,000 $   648,114,000 $    (7,321,000)  (1.1)
National                   239,075,000     240,007,000        (932,000)  (0.4)
Classified                 515,269,000     521,474,000      (6,205,000)  (1.2)
         --------------- ---------------  --------------   ----
Total Advertising      $ 1,395,137,000 $ 1,409,595,000 $   (14,458,000)  (1.0)
Circulation                328,750,000     338,011,000      (9,261,000)  (2.7)
Other revenue              124,788,000     114,905,000       9,883,000    8.6
Broadcasting               207,649,000     233,395,000     (25,746,000) (11.0)
         --------------- ---------------  --------------   ----
Total Revenue          $ 2,056,324,000 $ 2,095,906,000 $   (39,582,000)  (1.9)
         =============== ===============  ==============   ====

VOLUME:
Newspaper Inches:
Local                       10,128,511      10,468,859        (340,348)  (3.3)
National                     1,135,520       1,203,703         (68,183)  (5.7)
Classified                  13,859,954      14,446,006        (586,052)  (4.1)
         --------------- ---------------  --------------   ----
Total ROP                   25,123,985      26,118,568        (994,583)  (3.8)
         =============== ===============  ==============   ====
Preprint Distribution
(in thousands)              3,738,522       3,714,336          24,186     0.7
         =============== ===============  ==============   ====
NET PAID CIRCULATION:
Morning (w/USAT)             7,203,273       7,365,254        (161,981)  (2.2)
Evening                        913,179         952,987         (39,808)  (4.2)
         --------------- ---------------  --------------   ----
Total Daily                  8,116,452       8,318,241        (201,789)  (2.4)
         =============== ===============  ==============   ====
Sunday                       6,536,319       6,758,503        (222,184)  (3.3)
         =============== ===============  ==============   ====

Note: The above revenue amounts and statistics have been restated to include all companies presently owned, including the Exchange & Mart and Auto Exchange
(non-daily publications acquired in September 2005), the Tallahassee Democrat
(acquired August 29, 2005), 100% of the Detroit Newspaper Partnership
(established August 2005), Mint Magazine (acquired in July 2005),
PointRoll, Inc. (acquired in June 2005), HomeTown Communications (acquired in late March 2005), Captivate (acquired in April 2004) and NurseWeek (acquired in
February 2004).  PointRoll is a marketing services company with a suite of media products that delivers enhanced online marketing opportunities for advertisers, agencies and online publishers.  PointRoll is included above in Other revenue.
The Tallahassee (FL) Democrat is published in the morning and has an average daily paid circulation of 52,000 (Sunday - 68,000). HomeTown is a community publishing company with one daily newspaper, 62 non-daily community newspapers,
24 community telephone directories and other specialty and niche publications.
Captivate is a national news and entertainment network that delivers programming and full motion video advertising through wireless digital video screens in elevators of premier office towers.  Captivate is included above in Broadcasting revenue.  NurseWeek is a multimedia company with print publications focused on the recruitment, recognition and education of nurses.  The revenue and statistical data related to the former Gannett owned newspapers in Bellingham
(WA), Olympia (WA) and Boise (ID) has been excluded from all periods presented.
Operating results from the company's newspaper in Tucson, which participates in a joint operating agency, are accounted for under the equity method of accounting and are reported as a single amount in other operating revenues.  Advertising linage statistics from this newspaper are not included above, however, circulation volume statistics are included.
Newsquest is a regional newspaper publisher in the United Kingdom with more than
300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's 17 paid daily newspapers are included above.
Circulation volume statistics for Sunday Herald are included above in the Sunday statistics.  Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above. Advertising linage for Newsquest publications is not reflected above.
Circulation volume statistics for Detroit Free Press, a morning newspaper, are reflected above.  Circulation volume statistics for The Detroit News, an evening newspaper, are not reflected above.  Circulation volume and advertising linage statistics for non-daily products, including NurseWeek and Clipper Magazine are not reflected above.

Gannett Online Internet Audience
December 2005

Nielsen//NetRatings
Home/Work Panel Combined
     Unique Visitors  Percentage Reach of
     Per Month  Internet Audience
Gannett Online    20,650,000  13.5%